Exhibit 10.2

CONTRIBUTION AGREEMENT
between
ARES CORE INFRASTRUCTURE FUND
as Transferor
and
ACI LIQUID AGGREGATOR SPV, LLC
as Transferee
Dated as of September 23, 2025

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.1 Definitions
Section 1.2 Other Terms
Section 1.3 Computation of Time Periods
ARTICLE II CONVEYANCES OF TRANSFERRED ASSETS
Section 2.1 Conveyances
Section 2.2 Indemnification
ARTICLE III [RESERVED]
ARTICLE IV REPRESENTATIONS AND WARRANTIES
Section 4.1 Representations and Warranties of the Transferor
Section 4.2 Representations and Warranties of the Transferor Relating to the Agreement and the Transferred Assets
Section 4.3 Reaffirmation of Representations and Warranties by the Transferor
Section 4.4 Representations and Warranties of the Transferee
ARTICLE V COVENANTS OF THE TRANSFEROR
Section 5.1 Protection of Title of the Transferee
Section 5.2 Affirmative Covenants of the Transferor
Section 5.3 Negative Covenants of the Transferor
ARTICLE VI WARRANTY COLLATERAL ASSETS
Section 6.1 Warranty Collateral Assets
ARTICLE VII CONDITIONS PRECEDENT
Section 7.1 Conditions Precedent
ARTICLE VIII MISCELLANEOUS PROVISIONS
Section 8.1 Amendments, Etc.
Section 8.2 Governing Law; Submission to Jurisdiction
Section 8.3 Notices
Section 8.4 Severability of Provisions
Section 8.5 Further Assurances
Section 8.6 No Waiver; Cumulative Remedies
Section 8.7 Counterparts
Section 8.8 Binding Effect; Successor Entities
Section 8.9 Merger and Integration
Section 8.10 Headings
Section 8.11 Non-Petition; Limited Recourse
Section 8.12 Transferor – Non-Recourse Obligations; No Petition
Section 8.13 Limitation on Liability

This CONTRIBUTION AGREEMENT, dated as of September 23, 2025 (as amended, supplemented or otherwise modified, this "Agreement"), between Ares Core Infrastructure Fund, a Delaware statutory trust, as transferor (in such capacity, the "Transferor"), and ACI Liquid Aggregator SPV, LLC, a Delaware limited liability company, as transferee (in such capacity, the "Transferee").
W I T N E S S E T H:
WHEREAS, the Transferee desires to acquire from the Transferor certain loans and related assets existing on the Closing Date and from time to time thereafter;
WHEREAS, the Transferor desires to assign, transfer, grant, convey or otherwise contribute certain loans and related assets as a contribution to the capital of the Transferee on the Closing Date and from time to time on each Conveyance Date;
WHEREAS, the Transferee and Transferor desire to consummate such assignments and contributions upon the terms and conditions hereinafter set forth;
WHEREAS, Transferor is the direct owner of all of the limited liability company interests of the Transferee and will receive substantial benefits from the transactions contemplated herein;
WHEREAS, it is the Transferor's and the Transferee's intention that each conveyance of Transferred Assets hereunder is a "true contribution" for all purposes (other than for tax purposes), such that, upon the making of a contribution, the Transferred Assets will constitute property of the Transferee from and after the applicable Conveyance Date;
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Transferee and the Transferor as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

"Administrative Agent" means BNP Paribas, in its capacity as administrative agent under the Credit Agreement.
"Adverse Claim" means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien.
"Agreement" has the meaning set forth in the preamble hereto.

"Bankruptcy Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
"Bankruptcy Opinion" has the meaning set forth in Section 4.1(kk).
"Collateral Asset" means any commercial loan now or hereafter listed on Schedule A to this Agreement, but excluding Excluded Amounts; provided, however, that to the extent the Transferee acquires more than one position of a commercial loan on separate dates, each such position shall be treated as a separate Collateral Asset for all purposes hereunder and under each other Transaction Document.
"Collections" shall mean all payments and collections owing to the Transferee on any Transferred Asset.
"Convey" means to transfer, assign, contribute or otherwise convey assets hereunder.
"Conveyance" means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.
"Conveyance Date" shall mean each date a Transferred Asset is Conveyed from Transferor to Transferee.
"Credit Agreement" means the Revolving Credit and Security Agreement, dated as of the date hereof, among the Transferee, as borrower, the lenders from time to time party thereto, the Administrative Agent, the Transferor, as equityholder and as servicer, and U.S. Bank Trust Company, National Association, as collateral agent.
"Cut-Off Date" means, with respect to each Collateral Asset, the date on which such Collateral Asset is pledged under the Credit Agreement.
"Environmental Laws" means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.
"Hazardous Materials" means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.
"Indorsement" has the meaning specified in Section 8-102(a)(11) of the UCC, and "Indorsed" has a corresponding meaning.
"Initial Conveyance" has the meaning set forth in Section 2.1(a).
"Insolvency Proceeding" has the meaning set forth in Section 8.11(a).
"Officer’s Certificate" means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer or any other authorized signatory of any Person.
"Pension Plan" has the meaning set forth in Section 4.1(r).
"Related Security" means, with respect to each Transferred Asset:
(a)    any related property securing the Transferred Asset and all recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable date such Transferred Asset is acquired by the Transferee and all related liquidation proceeds;
(b)    all Liens, guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;
(c)    all Collections with respect to such Transferred Asset and any of the foregoing;
(d)    any guarantees or similar credit enhancement for an Obligor's obligations under any Transferred Asset, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Transferee thereunder and all rights, remedies, powers, privileges and claims of the Transferee thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Transferee at law or in equity);
(e)    all records and Related Documents with respect to such Transferred Asset and any of the foregoing; and
(f)    all recoveries and proceeds of the foregoing.
"Schedule of Transferred Assets" has the meaning set forth in Section 2.1(a).
"shortfall" has the meaning set forth in Section 8.12(a).
"Subsequent Conveyance" has the meaning set forth in Section 2.1(b).
"Subsequent Conveyance Date" has the meaning set forth in Section 2.1(b).
"Underlying Collateral" means, with respect to a Collateral Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.
"Transaction Documents" means this Agreement, and any other documents to be executed and delivered in connection with the foregoing.
"Transferee" has the meaning set forth in the preamble hereto.
"Transferor" has the meaning set forth in the preamble hereto.
"Transferred Assets" means each Collateral Asset Conveyed from the Transferor to the Transferee pursuant to the terms of this Agreement.
"Warranty Collateral Asset" has the meaning set forth in Section 6.1.
Section 1.2    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term "including" when used in this Agreement means "including without limitation." Except as otherwise provided herein, terms not defined in this Agreement shall have the respective meanings set forth in the Credit Agreement.
Section 1.3    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."
ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS
Section 2.1    Conveyances.
(a)    On the terms and subject to the conditions set forth in this Agreement, the Transferor hereby Conveys to the Transferee on the Closing Date, and the Transferee hereby accepts from the Transferor on the Closing Date (the "Initial Conveyance"), all of the Transferor's right, title and interest in and to each Transferred Asset listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the "Schedule of Transferred Assets"), together with all other Related Security and all proceeds of the foregoing.
(b)    In the event the Transferee agrees, from time to time after the Closing Date, to acquire additional Transferred Assets (including Related Security) from the Transferor (the date of the proposed Conveyance, a "Subsequent Conveyance Date", and each such conveyance being herein called a "Subsequent Conveyance"), the Transferor (or such agent acting for and on behalf of the Transferor) shall provide to the Transferee a supplement to the Schedule of Transferred Assets identifying the Transferred Assets proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Transferor shall Convey to the Transferee, and the Transferee shall acquire, on the applicable Subsequent Conveyance Date, all of the Transferor's right, title and interest in and to each Transferred Asset then reported by the Transferor on the supplement to the Schedule of Transferred Assets, together with all other Related Security and all proceeds of the foregoing.

(c)    It is the express intent of the Transferor and the Transferee that each Conveyance of Transferred Assets by the Transferor to the Transferee pursuant to this Agreement be construed as an absolute contribution of such Transferred Assets by the Transferor to the Transferee providing the Transferee with the full risks and benefits of ownership of such Transferred Assets as of the applicable Conveyance Date. Further, it is not the intention of the Transferor and the Transferee that any contribution be deemed a grant of a security interest in the Transferred Assets by the Transferor to the Transferee to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder are characterized as loans and not as contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other Applicable Law and (ii) the Conveyances by the Transferor provided for in this Agreement shall be deemed to be, and the Transferor hereby grants to the Transferee (and the Transferee hereby assigns to the Collateral Agent, for the benefit of the Secured Parties), a perfected, first-priority security interest in, to and under all of the Transferor's right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Transferee and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Transferee and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.
(d)    In connection with the Initial Conveyance, the Transferor agrees to file (or cause to be filed) on or about the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets Conveyed by the Transferor hereunder from time to time meeting the requirements under the UCC or any comparable Law of any and all jurisdictions as may be necessary to perfect and protect the interests of the Transferee created hereby under the UCC against all creditors of, and purchasers from, the Transferor, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Transferee as soon as reasonably practicable after its receipt thereof.
(e)    The Transferor and the Transferee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Transferee under Applicable Law and will be maintained as such throughout the term of this Agreement. The Transferor represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Transferor's estate pursuant to Section 541 of the Bankruptcy Code. The Transferee assumes all risk relating to nonpayment or failure by the Obligors to make any distributions owed by them under the Transferred Assets. Except with respect to any breach of its representations, warranties and covenants expressly stated in this Agreement, the Transferor assigns each Transferred Asset "as is," and makes no covenants, representations or warranties regarding the Transferred Assets.
(f)    The Transferor agrees that from time to time, at its expense, it (or such agent acting for and on behalf of the Transferor) will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Transferee may reasonably request, in order to perfect or protect the interest of the Transferee in the Transferred Assets contributed hereunder or to enable the Transferee to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor (or such agent acting for and on behalf of the Transferor) will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Transferee and mark its master computer records (or related sub-ledger) noting the Conveyance to the Transferee of the Transferred Assets. The Transferor hereby authorizes the Transferee to file and, to the fullest extent permitted by Applicable Law the Transferee shall be permitted to file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Transferor's further action; provided, that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.
(g)    Each of the Transferor and the Transferee agrees that prior to the time of Conveyance of any Transferred Asset hereunder, the Transferee has no rights to or claim of benefit from any Transferred Asset (or any interest therein) owned by the Transferor.
(h)    The Transferred Assets acquired, transferred to and assumed by the Transferee from the Transferor shall include the Transferor's entitlement to any surplus or responsibility for any deficiency that, in either case, arises under, out of, in connection with, or as a result of, the foreclosure upon or acceleration of any such Transferred Assets.
(i)    Except as otherwise permitted under this Agreement or the Transaction Documents, the Transferor shall have no right hereunder to reacquire any of the Transferred Assets, and the Transferee shall be entitled to dispose of any Transferred Assets in its discretion (subject to the Credit Agreement) and shall have no duty or obligation to account to the Transferor in respect thereof nor any recourse to the Transferor in connection with any such disposition.
(j)    Each of the Transferor and the Transferee acknowledges, agrees, represents and warrants that (i) there are no other agreements related to the contribution of the Transferred Assets other than this Agreement, the Credit Agreement and any related assignment agreements, (ii) this Agreement (along with any related assignment agreements) and the Credit Agreement represent the entire agreement between the parties with respect to the transactions subject of and contemplated by this Agreement, (iii) this Agreement is not an attempt to hide the true agreement between the parties, and (iv) the parties to this Agreement do not and will not depart from its terms with respect to the matters subject hereof.
Section 2.2    Indemnification. Subject always to Section 8.12, and without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Transferor agrees to indemnify on a net after-tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, loss, liability or related cost and expense) the Transferee on its own behalf and on behalf of its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of any breach by the Transferor of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Transferor herein or in any Facility Document to be true and correct on the date such representation or warranty was made or deemed made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to an Obligor's creditworthiness, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes and Taxes indemnifiable under the Credit Agreement and (e) Indemnified Amounts resulting from the performance or non-performance of the Transferred Assets.
The Transferor acknowledges that, pursuant to the Credit Agreement, the Transferee shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Transferee hereunder and may in turn assign such rights, and (b) the obligations of the Transferor under this Section 2.2 shall inure to the Collateral Agent, on behalf of the Secured Parties. The Transferor agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Transferee, the indemnities set forth in this Section 2.2.

ARTICLE III

[RESERVED]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Transferee relies in acquiring the Transferred Assets Conveyed hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of each Conveyance Date (unless a specific date is specified below), the Transferor represents and warrants to the Transferee for the benefit of the Transferee and each of its successors and assigns that:
(a)    Organization and Good Standing. The Transferor has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware (subject to Section 5.1(f)), with all requisite statutory trust power and authority to conduct its business as such business is presently conducted, and has all necessary power, authority and legal right to acquire and own the Transferred Assets and to Convey such Transferred Assets to the Transferee hereunder.
(b)    Due Qualification. The Transferor is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses and/or approvals.
(c)    Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Facility Documents to which it is a party and (b) carry out the terms of this Agreement and the other Facility Documents to which it is a party and (ii) has duly authorized, by all necessary statutory trust action, the execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party. This Agreement and each other Facility Document to which the Transferor is a party have been duly executed and delivered by the Transferor.
(d)    Valid Conveyance; Binding Obligations. This Agreement and the other Facility Documents to which the Transferor is party have been duly executed and delivered by the Transferor, and this Agreement and such other Facility Documents shall constitute legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their respective terms, except as enforceability may be limited by Bankruptcy Laws and general principles of equity (whether such enforceability is considered in a proceeding in equity or at law) and implied covenants of good faith and fair dealing.

(e)    No Violation. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Transferor pursuant hereto or thereto in connection with the Conveyance of the Transferred Assets will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferor's certificate of trust or trust agreement or any contractual obligation of the Transferor, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Transferor's properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Facility Document to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Facility Document to which the Transferor is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    No Consents. The Transferor is not required to obtain the consent or approval of any other party or any consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except those which have been obtained.
(h)    State of Organization, Etc. Except as permitted hereunder, the Transferor's legal name is as set forth in this Agreement. Except as permitted hereunder, the Transferor has not changed its name since its formation; does not have trade names, fictitious names, assumed names or "doing business as" names. The chief executive office of the Transferor (and the location of the Transferor's records regarding the Transferred Assets (other than those delivered to the Custodian)) is at the address of the Transferor set forth in Section 8.3 hereto. The Transferor's only jurisdiction of formation is the State of Delaware, and, except as permitted hereunder, Transferor has not changed its jurisdiction of formation.
(i)    [Reserved].
(j)    Solvency. The Transferor is not the subject of any Insolvency Event. The Transferor is solvent, and the transactions under this Agreement and any other Facility Document to which it is a party do not and will not render it not solvent. The Transferor, after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will have adequate capital to conduct its business.
(k)    Selection Procedures. No procedures believed by the Transferor to be adverse to the interests of the Transferee were utilized by the Transferor in identifying and/or selecting the Collateral Assets included in the Transferred Assets.
(l)    Compliance with Laws. The Transferor has complied in all material respects with all Applicable Law to which it may be subject, and no Transferred Assets contravene any Applicable Law.
(m)    Taxes. The Transferor has filed or caused to be filed all material tax returns that are required to be filed by it. The Transferor has paid or made adequate provisions for the payment of all taxes and all assessments and other governmental charges due and payable from the Transferor except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves on its books. No material Tax lien (other than a Permitted Lien) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any material Taxes, fees and other governmental charges due and payable by the Transferor, in connection with the execution and delivery of this Agreement and the other Facility Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.
(n)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Facility Documents (including, without limitation, the use of the proceeds from the Conveyance of the Transferred Assets) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Transferor does not own or intend to carry or purchase, and no proceeds from the Conveyance of the Transferred Assets will be used to carry or purchase, any "margin stock" within the meaning of Regulation U or to extend "purpose credit" within the meaning of Regulation U.
(o)    [Reserved].
(p)    No Liens, Etc. The Transferred Assets to be Conveyed to the Transferee hereunder are owned by the Transferor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Transferor has the full right, statutory trust power and lawful authority to Convey the same and interests therein and, upon the Conveyance thereof hereunder, the Transferee will have acquired good and marketable title to and a valid and perfected ownership interest in such Transferred Assets, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens); provided that if any Transferred Asset contains a restriction of transferability, the applicable underlying loan agreement provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under such underlying loan agreement inure to the benefit of the holder of such Collateral Asset (subject to the rights of any applicable agent or other lenders). No effective financing statement reflecting the Transferor or the Transferor's predecessor in interest, as a "Debtor", or other instrument similar in effect covering all or any part of any Transferred Assets Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" or "Assignee", in each case, for the benefit of the Secured Parties pursuant to the Credit Agreement.
(q)    Information True and Correct. All information heretofore furnished by or on behalf of the Transferor to the Transferee or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is as of the date furnished, accurate, true and correct in all material respects; provided that, solely with respect to written or electronic information furnished by the Transferor which was provided to the Transferor from an Obligor with respect to a Collateral Asset, such information need only be accurate, true and correct in all material respects to the knowledge of the Transferor; provided, further, that the foregoing proviso shall not apply to any information presented in a Payment Date Report, Notice of Borrowing or Borrowing Base Calculation Statement.
(r)    ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all benefits under each "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Transferor or any member of its ERISA Group or to which the Transferor or any member of its ERISA Group contributes or has an obligation to contribute, or has any liability (each, a "Pension Plan"), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections

412 and 430 of the Code for the applicable plan years. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no (i) prohibited transactions (within the meaning of Section 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code (with respect to any Pension Plan other than a Multiemployer Plan), (iii) withdrawals from a Pension Plan subject to Section 4063 of ERISA during a plan year in which the Transferor or any member of its ERISA Group was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA or (iv) ERISA Events have occurred with respect to any Pension Plan. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that could reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
(s)    [Reserved].
(t)    Intent of the Transferor. The Transferor has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Transferred Assets to the Transferee with any intent to hinder, delay or defraud any of the Transferor's creditors.
(u)    Value Given. The Transferor has received reasonably equivalent value from the Transferee in exchange for the Conveyance of such Transferred Assets Conveyed hereunder. No such Conveyance has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(v)    Accounting. Other than for tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a true contribution or absolute assignment of the Transferred Assets by the Transferor to the Transferee.
(w)    No Broker-Dealers. The Transferor is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(x)    Special Purpose Entity. The Transferee is an entity with assets and liabilities separate and distinct from those of the Transferor and any Affiliates thereof, and the Transferor hereby acknowledges that the Administrative Agent, the Lenders, the Collateral Agent and the other Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon the Transferor's identity as an entity being separate from the Transferee and from each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent and the Collateral Agent may from time to time reasonably request, to maintain its separate identity as an entity separate from the Transferee and to make it manifest to third parties that the Transferee is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate (other than for tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor shall take all reasonable steps to ensure that the Transferee has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Section 9(j) of its limited liability company agreement and Sections 5.01(a) and 5.02(b) of the Credit Agreement.
(y)    Conveyance Agreement. This Agreement and the other Transaction Documents are the only agreements or arrangements pursuant to which the Transferor Conveys the Transferred Assets Conveyed by it to the Transferee.
(z)    Security Interest.
i.    In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Transferee and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Transferee; the Transferred Assets are comprised of "instruments," "security entitlements," "general intangibles," "certificated securities," "uncertificated securities," "securities accounts," "investment property," "accounts," "cash," "deposit accounts" and "proceeds" and such other categories of collateral under the applicable UCC as to which the Transferor has complied with its obligations as set forth herein;
ii.    the Collateral Assets, along with the related loan files, constitute either a "general intangible," an "instrument," an "account," "securities entitlement," "tangible chattel paper", "certificated security," "uncertificated security," "supporting obligation," or "insurance" (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Transferor has complied with its obligations under this Section 4.1(z);
iii.    the Transferor owns and has good and marketable title to the Transferred Assets Conveyed by it to the Transferee hereunder on such Conveyance Date, free and clear of any Lien (other than Permitted Liens) of any Person;
iv.    the Transferor has received all consents and approvals required by the terms of any Collateral Asset, to the Conveyance thereof and the granting of a security interest in the Collateral Assets hereunder to the Transferee;
v.    the Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Transferee in that portion of the Transferred Assets in which a security interest may be perfected by filing granted hereunder to the Transferee; provided that filings in respect of real property shall not be required;
vi.    other than (i) as expressly permitted by the terms of this Agreement and the Credit Agreement and (ii) the security interest granted to the Transferee, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Transferred Assets. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Transferred Assets other than any financing statement (A) relating to the security interest granted to the Transferee under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral

Agent on or prior to the date hereof. The Transferor is not aware of the filing of any judgment or tax lien filings against the Transferor;
vii.    all original executed copies of each underlying promissory note or copies of each assignment and assumption agreement, transfer document or instrument relating to such Collateral Asset evidencing the assignment of such Collateral Asset from any prior owner thereof to the Transferee and from the Transferee in blank or to the Collateral Agent, will be delivered to the Custodian;
viii.    the Transferor has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Custodian that the Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Collateral Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties;
ix.    none of the underlying promissory notes (if any), that constitute or evidence the Collateral Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;
x.    with respect to any Transferred Asset that constitutes a "certificated security", such certificated security has been delivered to the Custodian, on behalf of the Secured Parties and, if in registered form, has been specifically Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration or transfer by the Transferee of such certificated security; and
xi.    with respect to any Transferred Assets that constitutes an "uncertificated security", that the Transferor shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.
(aa)    Servicing Standard. The Transferor has complied in all material respects with the Servicing Standard with respect to all of the Transferred Assets.
(bb)    Notice to Administrative Agents and Obligors. The Transferor has directed any agent, administrative agent or Obligor for any Collateral Asset to remit all payments and collections with respect to such Collateral Asset directly to the Collection Account.
(cc)    Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Proceeds and Principal Proceeds in respect of the Transferred Assets Conveyed by the Transferor. The Transferor acknowledges that all Interest Proceeds and Principal Proceeds received by it or its Affiliates with respect to the Transferred Assets Conveyed by the Transferee as contemplated by this Agreement are held and shall be held in trust for the benefit of the Transferee (or its assignees) until deposited into the Collection Account as required by the Credit Agreement.
(dd)    Set-Off, Etc. No Transferred Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or the Obligor thereof, and no Transferred Assets is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Assets or otherwise, by the Transferor or the Obligor with respect thereto, except, in each case, for any compromise, adjustment, extension, satisfaction, subordination, rescission, set-off or modification, if any, to such Transferred Asset otherwise permitted under the Transaction Documents.
(ee)    Full Payment. As of the related Conveyance Date thereof, the Transferor has no knowledge of any fact which should lead it to expect that any Transferred Assets will not be paid in full.
(ff)    Ownership of the Transferee. The Transferor owns, directly or indirectly, 100% of the limited liability company interests of the Transferee, free and clear of any Lien. Such limited liability company interests are validly issued and there are no options or other rights to acquire limited liability company interests of the Transferee.
(gg)    Confirmation from the Transferor.    The Transferor has provided written confirmation to the Transferee that the Transferor will not cause the Transferee to file a voluntary petition under the Bankruptcy Code with respect to the Transferee.
(hh)    Environmental. With respect to each item of Underlying Collateral as of the Cut-Off Date for the Collateral Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Transferor (a) the related Obligor's operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor's operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the Cut-Off Date for the Collateral Asset related to such Underlying Collateral, the Transferor has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Transferor have knowledge or reason to believe that any such notice will be received or is being threatened.
(ii)    Sanctions. None of the Transferor, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Transferor, their respective employees or Persons Controlling or Controlled by the Transferor is a Person that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person or (ii) located, organized or resident in, or whose government is, a Sanctioned Country. The Transferor will notify each Lender and Administrative Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.
(jj)    [Reserved].
(kk)    Opinion. The statements of fact in the section entitled "Assumptions of Fact" in the bankruptcy opinion of Latham & Watkins LLP, dated as of the Closing Date (together with any subsequent bringdown opinions of Latham & Watkins LLP delivered thereafter, the "Bankruptcy Opinion"), are true and correct in all material respects.
(ll)    Compliance with Legal Opinions. The Transferor shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Transferor, issued in connection with the Facility Documents and relating to the issue of substantive consolidation.
(mm)    Accuracy of Representations and Warranties. Each representation or warranty by the Transferor contained (i) herein or (ii) in any certificate or other document furnished by the Transferor to the Transferee or the Administrative Agent in writing pursuant hereto or in connection herewith is, as of its date, true and correct in all material respects.
(nn)    Representations and Warranties for Benefit of the Transferee's Assignees. The Transferor hereby makes each representation and warranty contained in this Agreement and the other Facility Documents to which it is a party and that have been executed and delivered on or prior to such Conveyance Date to, and for the benefit of the Transferee (and its assignees), the Administrative Agent, the Lenders and the Collateral Agent as if the same were set forth in full herein.
It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Conveyance of the Transferred Assets to the Transferee and (y) the grant of a first-priority perfected security interest in, to and under the Transferred Assets pursuant to the Credit Agreement by the Transferee. Upon discovery by the Transferor or the Transferee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.
Section 4.2    Representations and Warranties of the Transferor Relating to the Agreement and the Transferred Assets. The Transferor makes the following representations and warranties, on which the Transferee relies in acquiring the Transferred Assets Conveyed hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of each Conveyance Date (unless a specific date is specified below), the Transferor represents and warrants to the Transferee for the benefit of the Transferee and each of its successors and assigns that:
(a)    Binding Obligation, Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Transferee of all right, title and interest in, to and under all Transferred Assets, free and clear of any Lien of any Person claiming through or under the Transferor or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Transferred Assets to the Transferee which shall be a first-priority perfected security interest in all Transferred Assets, subject only to Permitted Liens. Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Covered Accounts; provided that if this Agreement constitutes only a grant of a security interest in such property, then the Transferor shall have the rights in such property as a debtor for purposes of the UCC.
(b)    Eligibility of Loans. As of each Conveyance Date, (i) Schedule A is an accurate and complete listing of all the Transferred Assets as of the related Cut-Off Date and the information contained therein with respect to the identity of such Transferred Assets and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each item of the Transferred Assets Conveyed by the Transferee hereunder is an Collateral Asset, and (iii) with respect to each item of the Transferred Assets all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Transferor in connection with the transfer of an ownership interest or security interest in each item of Transferred Assets to the Transferee have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Collateral Asset is an Eligible Collateral Asset hereunder shall not constitute an Event of Default if the Transferor complies with Section 6.1 of this Agreement.

(c)    No Fraud. Each Collateral Asset was originated without any fraud or material misrepresentation by the Transferor or, to the best of the Transferor's knowledge, on the part of the Obligor.
It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Conveyance of the Transferred Assets to the Transferee, (y) the grant of a first-priority perfected security interest in, to and under the Transferred Assets pursuant to the Credit Agreement by the Transferee and (z) the termination of this Agreement and the Credit Agreement. Upon discovery by the Transferor or the Transferee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.
Section 4.3    Reaffirmation of Representations and Warranties by the Transferor. On the Closing Date and on each Conveyance Date, the Transferor, by accepting the proceeds of such Conveyance, shall be deemed to have certified that all representations and warranties described in Section 4.1 are true and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) on and as of such day as though made on and as of such day (or, if such representation or warranty is limited to a specific date, such specific date). The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Transferee; (ii) the termination of the rights and obligations of the Transferee and the Transferor under this Agreement and (iii) the termination of the rights and obligations of the Transferee under the Credit Agreement. Upon discovery by a Responsible Officer of the Transferee or the Transferor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.
Section 4.4    Representations and Warranties of the Transferee. The Transferee represents and warrants to the Transferor as of the Closing Date and as of each Conveyance Date (and as to any Collateral Assets, only with respect to the Collateral Assets being purchased on such Conveyance Date) that:
(a)    Organization, Good Standing and Due Qualification. The Transferee is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and, except where failure to do so would not cause a Material Adverse Effect, all licenses necessary to own its assets and to transact the business in which it is engaged, except where failure to do so would not cause a Material Adverse Effect, is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Collateral Assets and the Collateral requires such qualification.
(b)    Power and Authority; Due Authorization; Execution and Delivery. The Transferee has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party.
(c)    All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Transferee of this Agreement or any other Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Collateral Assets or the transfer of an ownership interest or security interest in such Collateral Assets, other than, in each case (x) such as have been met or obtained and are in full force and effect and (y) any consents, approvals, licenses, authorizations, registrations or declarations which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.
(d)    Binding Obligation. This Agreement and each of the other Transaction Documents to which the Transferee is a party constitutes the legal, valid and binding obligation of the Transferee, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by the Bankruptcy Code and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).
(e)    No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the grant of the Collateral will not (i) create any Lien on the Collateral other than Permitted Liens or (ii) violate in any material respect any Applicable Law or the Constituent Documents of the Transferee or (iii) violate any material contract or other agreement to which the Transferee is a party or by which the Transferee or any property or assets of the Transferee may be bound.
(f)    Value Given. The Transferee has given fair consideration and reasonably equivalent value to the Transferor in exchange for the transfer of the Collateral Assets (or any number of them) from the Transferor pursuant to this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Transferee to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(g)    No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to its knowledge, threatened against the Transferee or any properties of the Transferee, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Transferee is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Transferee is a party, (iii) with a claim amount, separately or in the aggregate with all other proceedings, in excess of $18,600, where the Transferee is generally not paying its debts as they become due or (iv) seeking any determination or ruling that, in each case, could reasonably be expected to have a Material Adverse Effect.
(h)    Contribution Agreement. This Agreement and the other Transaction Documents (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Collateral Asset in accordance with the applicable Related Documents) contemplated herein are the only agreements or arrangements pursuant to which the Transferee acquires the Transferred Assets Conveyed to it by the Transferor.
(i)    Compliance with Law. The Transferee (i) has complied with all Applicable Law to which it may be subject and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal. The Transferee has not received any notice that it is not in compliance in any respect with any of the requirements of the foregoing. The Transferee has maintained all records required to be maintained by any applicable Governmental Authority.

ARTICLE V

COVENANTS OF THE TRANSFEROR
Section 5.1    Protection of Title of the Transferee(a)    . (a) On or prior to the Closing Date, the Transferor shall have filed or caused to be filed UCC-1 financing statements naming the Transferor as "Debtor," naming the Transferee as "Assignor Secured Party," and naming the Collateral Agent, for the benefit of the Secured Parties, as "Assignee of Assignor Secured Party," and describing the Transferred Assets to be acquired by the Transferee, with the office of the Secretary of State of the state of the jurisdiction of organization of the Transferor. From time to time thereafter, the Transferor shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Transferee or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Transferee under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, in the Transferred Assets acquired by the Transferee hereunder, as the case may be, and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Transferee, the Collateral Agent, the Custodian, the Servicer and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof) file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Transferor agrees that it will from time to time, at its expense, take all actions that the Transferee, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Conveyances hereunder and the security and/or interest granted in the Transferred Assets, or to enable the Transferee, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Facility Document.
(b)    On or prior to each Conveyance Date hereunder, the Transferor shall take all steps necessary under all Applicable Law in order to Convey to the Transferee the Transferred Assets being acquired by the Transferee on such Conveyance Date to the Transferee so that, upon the Conveyance of such Transferred Assets from the Transferor to the Transferee pursuant to the terms hereof on such Conveyance Date, the Transferee will have acquired good and marketable title to and a valid and perfected ownership interest in such Transferred Assets, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Conveyance Date hereunder, the Transferor shall take all steps required under Applicable Law in order for the Transferee to grant to the Collateral Agent, for the benefit of the Secured Parties, a first-priority perfected security interest (subject only to Permitted Liens) in the Transferred Assets being Conveyed by the Transferee on such Conveyance Date and, from time to time thereafter, the Transferor shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Transferee's ownership interest in, and the Collateral Agent's first-priority perfected security interest in (subject only to Permitted Liens), the Transferred Assets which have been acquired by the Transferee hereunder.
(c)    The Transferor shall direct any agent or administrative agent for any Transferred Assets originated or acquired by the Transferor to remit all payments and collections with respect to such Transferred Assets and direct the Obligor with respect to such Transferred Assets to remit all such payments and collections directly to the Collection Account. The Transferor will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Transferor or the Servicer or payments to be made to the Collection Account, unless the Transferee and the Administrative Agent have consented to such change. The Transferor shall direct or cause only funds constituting payments and collections relating to the Transferred Assets to be deposited into the Collection Account. In the event any payments relating to any Transferred Assets are remitted directly to the Transferor or any Affiliate of the Transferor, the Transferor will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Transferee and its assignees. Until so deposited, all such Interest Proceeds and Principal Proceeds shall be held in trust for the Transferee or its assignees by the Transferor.
(d)    At any time after the occurrence or declaration of the Final Maturity Date, the Transferee, the Collateral Agent or the Administrative Agent may direct the Transferor or the Servicer to notify the Obligors, at the Transferor's expense, of the Transferee's (or its assigns) or the Secured Parties' interest in the Transferred Assets under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Transferred Assets be made directly to the Transferee (or its assigns), the Collateral Agent or the Administrative Agent.
(e)    The Transferor shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 2.1(d) or any other financing statement filed pursuant to this Agreement or in connection with any Conveyance hereunder, unless the Collection Date shall have occurred, file or cause to be filed an appropriate continuation statement with respect to such financing statement and the Transferee hereby authorizes the Transferor to file such continuation statements.
(f)    The Transferor shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Transferred Assets from the address set forth under its name in Section 8.3 hereto, or change the jurisdiction of its formation, or (y) subject to Section 8.08 of the Credit Agreement move, or consent to the Custodian moving, the loan files from the location required under the Facility Documents, unless the Transferor has given at least 30 days' (or such shorter notice period as consented to by the Administrative Agent) written notice to the Transferee and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof) and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first-priority perfected security interest of the Transferee in the Transferred Assets, together with such opinions of counsel and other documents and instruments as the Administrative Agent may request in connection therewith.
(g)    [Reserved].
(h)    The Transferor shall mark its master data processing records so that, from and after the time of Conveyance under this Agreement of Transferred Assets to the Transferee and the grant of a security interest in such Transferred Assets by the Transferee to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Transferor's master data processing records (including archives) that refer to such Transferred Assets shall indicate clearly that such Transferred Assets have been Conveyed by the Transferee hereunder and pledged by the Transferee to the Collateral Agent, on behalf of the Secured Parties, under the Credit Agreement. Indication of the Collateral Agent's security interest for the benefit of the Secured Parties in the Transferred Assets shall be deleted from or modified on the Transferor's computer systems when, and only when, such Transferred Assets shall be (i) paid off by the related Obligor, (ii) substituted by the Transferor in accordance with Section 6.1 hereof or (iii) released by the Collateral Agent pursuant to Section 8.08 of the Credit Agreement.
(i)    If the Transferor fails to perform any of its obligations hereunder, the Transferee, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Transferee's, the Collateral Agent's or the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Transferor as provided in

Section 2.2. The Transferor irrevocably authorizes the Transferee, the Collateral Agent or the Administrative Agent at any time and from time to time at the Transferee's, the Collateral Agent's or the Administrative Agent's sole discretion and appoints the Transferee, the Collateral Agent and the Administrative Agent as its attorney-in-fact to act on behalf of the Transferor (i) to file financing statements on behalf of the Transferor, as debtor, necessary or desirable in the Transferee's, the Collateral Agent's or the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Transferee or the Collateral Agent in the Transferred Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Assets as a financing statement in such offices as the Transferee, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Transferee or the Collateral Agent in the Transferred Assets. This appointment is coupled with an interest and is irrevocable.
Section 5.2    Affirmative Covenants of the Transferor. From the date hereof until the Collection Date:
(a)    Compliance with Law. The Transferor will comply in all material respects with all Applicable Law, including those applicable to the Transferor as a result of its interest in the Transferred Assets or any part thereof.
(b)    Preservation of Company Existence. The Transferor will preserve and maintain its statutory trust existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a statutory trust in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.
(c)    Performance and Compliance with Transferred Assets. The Transferor will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Transferred Assets and all other agreements related to such Transferred Assets.
(d)    Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Assets in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Transferred Assets.
(e)    Separate Identity. The Transferor acknowledges that the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Credit Agreement and the other Facility Documents in reliance upon the Transferee's identity as an entity being separate from the Transferor and each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor will take all reasonable steps including, without limitation, all steps that the Administrative Agent and the Collateral Agent may from time to time reasonably request to maintain the Transferee's identity as an entity that is separate from the Transferor and each other Affiliate of the Transferor and to make it manifest to third parties that the Transferee is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof (other than for tax purposes) and not just a division of the Transferor or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor agrees to take all reasonable steps to ensure that the

Transferee is at all times in compliance with the criteria and the restrictions set forth in Section 9(j) of the LLC Agreement of the Transferee and Sections 5.01(a) and 5.02(b) of the Credit Agreement.
(f)    Servicing Standard. The Transferor will comply in all material respects with the Servicing Standard in regard to the Transferred Assets.
(g)    Taxes. The Transferor will file or cause to be filed its tax returns and pay any and all Taxes imposed on it or its property as required by the Facility Documents (except as contemplated in Section 4.1(m)).
(h)    Cooperation with Requests for Information or Documents. The Transferor will cooperate fully with all reasonable requests of the Transferee and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Transferee and its assignees to carry out their responsibilities under the Facility Documents.
(i)    Payment, Performance and Discharge of Obligations. The Transferor will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Transferor and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.
(j)    Notices. The Transferor will furnish to the Transferee, the Collateral Agent and the Administrative Agent (who will provide each Lender with a copy promptly upon receipt thereof):
i.    Income Tax Liability. Telephonic or facsimile notice within ten (10) Business Days (confirmed in writing within five (5) Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any "affiliated group" (within the meaning of Section 1504(a)(l) of the Code) of which the Transferee is a member in an amount equal to or greater than $1,000,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof;
ii.    Auditors' Management Letters. Promptly after the receipt thereof, any auditors' management letters that are received by the Transferor or by its accountants;
iii.    Representations and Covenants. The Transferor shall promptly, upon receipt of notice or discovery thereof, notify the Transferee, the Collateral Agent and the Administrative Agent (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Transferee, the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Transferor shall notify the Transferee, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Conveyance Date of any facts or circumstances within the knowledge of the Transferor which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;
iv.    [Reserved].
v.    Proceedings. As soon as possible and in any event within five (5) Business Days, after the Responsible Officer of the Transferor receives notice or obtains actual knowledge thereof, the Transferor will provide the Transferee and the Administrative Agent with notice of any settlement of, judgment (including a judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy, litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have a Material Adverse Effect on the Transferred Assets, the Facility Documents, the Collateral Agent's interest in the Transferred Assets for the benefit of the Secured Parties, or the Transferee, the Servicer, the Transferor or the Servicer or any of their Affiliates. For purposes of this Section 5.2(j), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transferred Assets, the Facility Documents, the Collateral Agent's interest in the Transferred Assets, for the benefit of the Secured Parties, or the Transferee or the Transferor that could reasonably be expected to result in liability to such Person or reduce the value of the Transferred Assets, in each case, in excess of $1,000,000 (or with respect to the Transferor, $100,000,000) (after any expected insurance proceeds from independent third-party insurance as to which the insurer is rated at least "A-" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) shall be deemed to be reasonably expected to have such a Material Adverse Effect and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Servicer that could reasonably be expected to result in liability to such Person in excess of $100,000,000 (after any expected insurance proceeds from independent third-party insurance as to which the insurer is rated at least "A-" by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) shall be deemed to be reasonably expected to have such a Material Adverse Effect;
vi.    Material Events. Promptly upon becoming aware thereof, of any event or other circumstance that is reasonably likely to have a Material Adverse Effect;
vii.    Events of Default. The Transferor will provide the Transferee, the Administrative Agent (with a copy to the Collateral Agent) with prompt written notice of the occurrence of each Event of Default (and in any event within three (3) Business Days) and each Default (and in any event within three (3) Business Days) of which the Transferor has actual knowledge or has received notice (other than notice received from the Administrative Agent). In addition, no later than three (3) Business Days following the Transferor's knowledge or notice of the occurrence of any Event of Default or Default, the Transferor will provide to the Transferee, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Transferor setting forth the details of such event and the action that the Transferor proposes to take with respect thereto; and
viii.    Notice of Breach. The Transferor will provide the Transferee, the Administrative Agent and the Collateral Agent with prompt (and in any event within three (3) Business Days) written notice of the occurrence of any breach of the Transferor's representations and warranties under Section 4.2 of which the Transferor has actual knowledge or has received notice (other than notice received from the Administrative Agent).

(k)    Other. The Transferor will furnish to the Transferee, the Collateral Agent and the Administrative Agent promptly, from time to time such other information, documents, records or reports respecting the Transferred Assets or the condition or operations, financial or otherwise, of the Transferor as the Transferee, the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Transferee, the Administrative Agent, the Collateral Agent, the Lenders or the Secured Parties under or as contemplated by this Agreement and the other Facility Documents. The Administrative Agent will provide each Lender with a copy of any such other information, documents, records or reports promptly upon receipt thereof.
(l)    Costs and Expenses. The Transferor shall pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder.
(m)    Annual Certificates. On each anniversary of the Closing Date, the Transferor shall deliver an Officer's Certificate, in form and substance acceptable to the Transferee and the Administrative Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Transferred Assets perfected by filing of a UCC financing statement other than in favor of the Transferee and the Collateral Agent and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Administrative Agent, that there is no other interest in the Transferred Assets based on any tax or judgment lien. The Administrative Agent will provide each Lender with a copy of any such Officer's Certificate promptly upon receipt thereof.
(n)    Opinion. The Transferor will comply in all material respects with any requirements for future action set forth in the section entitled "Assumptions of Fact" in the Bankruptcy Opinion, with respect to the Facility Documents.
Section 5.3    Negative Covenants of the Transferor. From the date hereof until the Collection Date:
(a)    Transferred Assets Not to be Evidenced by Instruments. The Transferor will take no action to cause any Transferred Asset that is not, as of the related Conveyance Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Transferred Asset.
(b)    Security Interests. Except as otherwise permitted herein and in the Credit Agreement, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Transferred Assets Conveyed by the Transferor to the Transferee hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Transferor will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Transferred Assets Conveyed by the Transferor to the Transferee hereunder. The Transferor will promptly notify the Transferee, the Collateral Agent and the Administrative Agent (who will provide each Lender with notice promptly upon receipt thereof) of the existence of any Lien on any Transferred Assets and the Transferor shall defend the right, title and interest of the Transferee and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Transferred Assets against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any of the Transferred Assets.
(c)    [Reserved].
(d)    Transfer of Transferee Membership Interests. The Transferor shall not transfer, pledge, assign, participate or otherwise encumber its membership interests in the Transferee without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent's reasonable discretion) non-consolidation opinion.
(e)    [Reserved].
(f)    Accounting of Conveyance. Other than for tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a true contribution or absolute assignment of the Collateral Assets to the Transferee.
(g)    [Reserved].
(h)    Extension or Amendment of Transferred Assets. The Transferor will not extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Transferred Assets, unless not otherwise prohibited by the Credit Agreement.
(i)    [Reserved].
(j)    Limitation on Financing Activities. The Transferor shall not, directly or indirectly, advance or contribute to the Transferee any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (j) shall not prohibit the Transferor from contributing Collateral Assets to the Transferee as contemplated herein or as otherwise permitted by the Credit Agreement.
(k)    Organizational Documents. The Transferor will not cause or permit the Transferee to amend, modify, waive or terminate any provision of the LLC Agreement of the Transferee, except in accordance with the Credit Agreement.
(l)    Deposits to Special Accounts. The Transferor will not deposit or otherwise credit, or cause to be so deposited or credited, to the Collection Account cash or cash proceeds other than Principal Proceeds and Interest Proceeds in respect of the Transferred Assets.
(m)    Changes in Payment Instructions to Obligors. The Transferor will not make any change, or permit the Transferee to make any change, in its instructions to Obligors regarding payments to be made with respect to the Transferred Assets to the Collection Account.
ARTICLE VI

WARRANTY COLLATERAL ASSETS
Section 6.1    Warranty Collateral Assets. The Transferor agrees that, with respect to any Transferred Asset, in the event such Transferred Asset did not satisfy the definition of "Eligible Collateral Asset" in the Credit Agreement as of the applicable Conveyance Date or there otherwise existed a breach of any representation or warranty relating to such Transferred Asset as set forth in Article IV (each such Transferred Asset, a "Warranty Collateral Asset"), the Transferee shall comply with Section 10.01(b) of the Credit Agreement with respect to such Warranty Collateral Asset.

ARTICLE VII

CONDITIONS PRECEDENT
Section 7.1    Conditions Precedent. The obligations of the Transferor to effect the transfer of the Transferred Assets transferred on any Conveyance Date shall be subject to the satisfaction of the following conditions:
(a)    All representations and warranties of the Transferor contained in this Agreement shall be true and correct on such Conveyance Date in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein);
(b)    All information concerning the Transferred Assets provided to the Transferee and the Administrative Agent shall comply with the requirements set forth in Section 4.1(p);
(c)    The Transferor shall have complied with all covenants required by this Agreement to be complied with by it on or before the applicable Conveyance Date;
(d)    The Transferor shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(d); and
(e)    All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Transferee, and the Transferee shall have received from the Transferor copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Transferee may reasonably have requested.
ARTICLE VIII

MISCELLANEOUS PROVISIONS
Section 8.1    Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Transferee and the Transferor and consented to in writing by the Administrative Agent. Any Conveyance or reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.
Section 8.2    Governing Law; Submission to Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
(b)    Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 8.3    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, electronic mail or postage prepaid, to the intended party at the address of such party set forth below:
(a)    in the case of the Transferee:
ACI Liquid Aggregator SPV, LLC
c/o Ares Core Infrastructure Fund
245 Park Ave, 41st Floor
New York NY 10167
Attention: Legal Department
Email: [***]
(b)    in the case of the Transferor:
Ares Core Infrastructure Fund
c/o Ares Core Infrastructure Fund
245 Park Ave, 41st Floor
New York NY 10167
Attention: Legal Department
Email: [***]
(in each case, with a copy to the Administrative Agent at the address for notice provided under the Credit Agreement). All such notices and communications shall be effective, (a) if personally delivered, when received; (b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid; (c) if sent by two-day mail, two (2) Business Days after having been deposited in the mail, postage prepaid; (d) if sent by overnight courier, one (1) Business Day after having been given to such courier and (e) if transmitted by e-mail, when sent.
Section 8.4    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 8.5    Further Assurances. The Transferee and the Transferor each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to the Collateral. The Transferee and the Transferor agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Assets for filing under the provisions of the UCC or other Laws of any applicable jurisdiction. The Transferee and the Transferor hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets. The Transferor shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent's request) or the Administrative Agent may reasonably request in the possession of (or reasonably obtainable without undue burden by) the Transferor, all in reasonable detail.
Section 8.6    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferee, the Transferor or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.
Section 8.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. Any reference to "execute," "executed," "sign" or "signed" or any other like term shall refer to execution by any form of signature acceptable to the Administrative Agent and Collateral Agent, whether manual, PDF or DocuSign. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
Section 8.8    Binding Effect; Successor Entities. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. To the extent that any Transferred Asset requires that any transferee of an interest therein must execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the holder thereof with respect to such Transferred Asset or portion thereof being transferred, and such an agreement has not already been executed and delivered, the parties hereto intend that this Agreement shall constitute such an assignment and assumption agreement (within the meaning of such Transferred Asset) with respect to the transfer of such Transferred Asset to the Transferee and the Transferee may enter into an omnibus assignment and assumption agreement to evidence such assignment and assumption pursuant to this Agreement. The Transferor and Transferee acknowledge that the Transferee has, pursuant to the Credit Agreement, pledged and granted to the Collateral Agent a security interest in and lien on all of the Transferee's rights hereunder to secure the Collateral and the other Obligations (as defined in the Credit Agreement), and the Transferor and Transferee agree that the Collateral Agent for the benefit of the Secured Parties, the Administrative Agent and each Lender are intended third-party beneficiaries of this Agreement entitled to enforce the same on behalf of the Transferee.
Section 8.9    Merger and Integration. Except as specifically stated otherwise herein and the other Transaction Documents, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.
Section 8.10    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 8.11    Non-Petition; Limited Recourse.
(a)    The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Transferee any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy, insolvency or similar Laws (an "Insolvency Proceeding") so long as there shall not have elapsed one (1) year, or if longer, the applicable preference period then in effect, and one (1) day from the date on which all amounts owed by the Transferor pursuant to this Agreement have been paid in full. The Transferee shall file a timely objection to, and promptly and timely move to dismiss and diligently prosecute such objection and/or motion to dismiss, any Insolvency Proceeding commenced by any Person in violation of this Section 8.11. The Transferee hereby expressly consents to, and agrees not to raise any objection in respect of, each of the Administrative Agent and the Lenders having creditor derivative standing in any Insolvency Proceeding to enforce each and every covenant contained in this Section 8.11, as third-party beneficiaries of this Agreement.
(b)    The Transferor hereby acknowledges and agrees that no recourse under any obligation, covenant, or agreement of the Transferee contained in the Transaction Documents may be sought by it against any officer, director, employee, member, partner, general partner or manager of the Transferee, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that the Transaction Documents are corporate obligations of the Transferee only. The Transferor hereby acknowledges and agrees that no personal liability shall attach to or be incurred by any officer, director, employee, member, partner, general partner or manager of the Transferee, or any of them, under or by reason of any of the obligations, covenants or agreements of the Transferee contained in any Transaction Document, or implied therefrom, and any and all personal liability of every such officer, director, employee, member, partner, general partner or manager for breaches by the Transferee of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such officer, director, employee, member, partner, general partner or manager is hereby deemed expressly waived by the parties hereto. The provisions of this Section 8.11(b) shall survive the expiration or termination of this Agreement and all other Transaction Documents.
Section 8.12    Transferor – Non-Recourse Obligations; No Petition.
(a)    Notwithstanding anything to the contrary in this Agreement or any other Facility Document, the Transferee hereby acknowledges and agrees that if the net proceeds of realization of any security constituted by Facility Documents are less than the aggregate amount payable by the Transferor in respect of any obligations owed by the Transferor under the Facility Documents (such negative amount being referred to herein as a "shortfall"), the amount payable by the Transferor shall be reduced to such amount of the net proceeds as shall be applied in accordance with the Facility Documents, and the Transferee shall not (directly or indirectly) be entitled to take any further steps against the Transferor to recover such shortfall, which shall be deemed to be automatically extinguished.
(b)    The Transferee hereby acknowledges and agrees that it (or any other party acting on its behalf) shall not be entitled at any time to institute against the Transferor, or join in any institution against the Transferor of, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other analogous proceedings under any applicable bankruptcy or similar Law in connection with any obligations owed by the Transferor under this Agreement or any other Facility Document, save for lodging a claim in the liquidation of the Transferor which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Transferor in relation thereto. For the avoidance of doubt, nothing in this Section 8.12 shall prevent the Collateral Agent from enforcing any security constituted by the Facility Documents in accordance with their terms, provided that in connection with any such enforcement neither the Collateral Agent nor any receiver appointed thereunder shall take any steps or proceedings to procure the winding up or liquidation of the Transferor.
(c)    The Transferee hereby acknowledges and agrees that no recourse under any obligation, covenant, or agreement of the Transferor contained in this Agreement or any other the Facility Document may be sought by it against any shareholder, officer, agent, employee or director of the Transferor, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Agreement and the Facility Documents are corporate obligations of the Transferor only. The Transferee hereby acknowledges and agrees that no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of the Transferor, or any of them, under or by reason of any of the obligations, covenants or agreements of the Transferor contained in this Agreement or any Facility Document, or implied therefrom, and any and all personal liability of every such shareholder, officer, agent, employee or director for breaches by the Transferor of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby deemed expressly waived by the parties hereto.
(d)    The provisions of this Section 8.12 shall survive the expiration or termination of this Agreement and all of the other Facility Documents.
Section 8.13    Limitation on Liability. Except with respect to any claim arising solely out of the willful misconduct or gross negligence of a Lender, the Collateral Agent, the Administrative Agent or any other Secured Party, no claim may be made by the Transferor or any other Person against any Lender, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Transferor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
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IN WITNESS WHEREOF, the Transferee and the Transferor each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ARES CORE INFRASTRUCTURE FUND,
as Transferor

By:	/s/ Noah Ehrenpreis
Name:	Noah Ehrenpreis
Title:	Vice President and Assistant Secretary

ACI LIQUID AGGREGATOR SPV, LLC,
as Transferee
By:	Ares Core Infrastructure Fund, its sole Manager

By:	/s/ Noah Ehrenpreis
Name:	Noah Ehrenpreis
Title:	Vice President and Assistant Secretary